Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information of Pepco Holdings, Inc. as of March 31, 2010, and for the three months ended March 31, 2010, and for the years ended December 31, 2009, 2008 and 2007

On July 1, 2010, Pepco Holdings, Inc (PHI) completed the sale of its Conectiv Energy wholesale power generation business to Calpine Corporation (Calpine). Under the terms of the Purchase Agreement, dated April 20, 2010, the $1.65 billion sale price was subject to several adjustments, including a $49 million payment for the estimated value of the fuel inventory at the time of the closing and a $60 million reduction in the closing payment attributable to lower capital expenditures incurred by PHI than was anticipated at the time of execution of the Purchase Agreement for the Delta Project during the period from January 1, 2010 through the date of the closing. After giving effect to these and other adjustments, PHI received proceeds at the closing in the amount of approximately $1.63 billion (subject to possible post-closing adjustments).

The sale of the wholesale generation business to Calpine is part of a plan approved by the Board of Directors on April 20, 2010, for the disposition of PHI’s Conectiv Energy segment. The plan also includes the liquidation, within the succeeding twelve months, of all of Conectiv Energy’s load service supply contracts, energy hedging portfolio, certain tolling agreements and other assets not included in the sale to Calpine. These unaudited pro forma condensed consolidated financial statements do not reflect any adjustments for the liquidation of the business operations not included in the sale to Calpine, as the liquidation process has not been completed.

The following unaudited pro forma condensed consolidated financial statements are presented for PHI to illustrate the effects solely of the sale of the Conectiv Energy wholesale generation business to Calpine and the use of the net proceeds to pay transaction costs and related income taxes and to retire outstanding debt. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 illustrates the estimated effects of the sale as if the transaction had occurred on March 31, 2010. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2010, and for the years ended December 31, 2009, 2008 and 2007 illustrate the estimated effects of the sale as if the transaction had occurred at the beginning of the earliest period presented. These pro forma adjustments and assumptions are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. We are providing three years of unaudited pro forma condensed consolidated income statements because we anticipate that the wholesale power generation business will be included in discontinued operations in future filings.

The unaudited pro forma condensed consolidated financial statements have been prepared using assumptions and estimates that PHI believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of PHI. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of its Conectiv Energy wholesale power generation business. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with accounting principles generally accepted in the United States of America.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2010, and for the years ended December 31, 2009, 2008 and 2007 should be read in conjunction with the historical financial statements of PHI for the three months ended March 31, 2010 (unaudited) and for the years ended December 31, 2009, 2008 and 2007 (audited), including the related notes, filed with the Securities and Exchange Commission, respectively, on Form 10-Q on May 6, 2010 and on Form 10-K on February 26, 2010.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

	As of March 31, 2010	Pro Forma Adjustments		Pro Forma, as Adjusted
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$38	$—	(a)	$38
Restricted cash equivalents	10	—		10
Accounts receivable, net	1,205	(5	)(a)	1,200
Inventories	226	(67	)(a)	159
Derivative assets	70	—		70
Deferred income tax assets, net	110	—		110
Prepayment of income taxes	163	—		163
Prepaid expenses and other	52	—		52

Total Current Assets	1,874	(72)		1,802

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	—		1,407
Regulatory assets	1,792	—		1,792
Investment in finance leases held in trust	1,382	—		1,382
Income taxes receivable	135	—		135
Restricted cash equivalents	3	—		3
Assets and accrued interest related to uncertain tax positions	12	—		12
Derivative assets	64	—		64
Other	198	(2	)(a)	196

Total Investments and Other Assets	4,993	(2)		4,991

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,883	(2,316	)(a)	11,567
Accumulated depreciation	(4,918)	669	(a)	(4,249)

Net Property, Plant and Equipment	8,965	(1,647)		7,318

TOTAL ASSETS	$15,832	$(1,721)		$14,111

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Balance Sheet.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

	As of March 31, 2010	Pro Forma Adjustments		Pro Forma, as Adjusted
	(millions of dollars)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$727	$(378	)(a)	$349
Current portion of long-term debt and project funding	521	—		521
Accounts payable and accrued liabilities	640	(8	)(a)	632
Capital lease obligations due within one year	7	—		7
Taxes accrued	64	—		64
Interest accrued	92	(22	)(a)	70
Derivative liabilities	110	—		110
Other	292	(4	)(a)	288

Total Current Liabilities	2,453	(412)		2,041

DEFERRED CREDITS
Regulatory liabilities	610	—		610
Deferred income taxes, net	2,550	(198	)(a)	2,352
Investment tax credits	34	—		34
Pension benefit obligation	296	—		296
Other postretirement benefit obligations	412	—		412
Income taxes payable	7	—		7
Liabilities and accrued interest related to uncertain tax positions	95	—		95
Derivative liabilities	85	—		85
Other	146	(5	)(a)	141

Total Deferred Credits	4,235	(203)		4,032

LONG-TERM LIABILITIES
Long-term debt	4,493	(950	)(a)	3,543
Transition bonds issued by ACE Funding	359	—		359
Long-term project funding	16	—		16
Capital lease obligations	92	—		92

Total Long-Term Liabilities	4,960	(950)		4,010

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY	4,184	(156	)(a)	4,028

TOTAL LIABILITIES AND EQUITY	$15,832	$(1,721)		$14,111

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Balance Sheet.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2010

	March 31, 2010	Pro Forma Adjustments		Pro Forma, as Adjusted
	(millions of dollars except per share data)
For the three months ended

Operating Revenue
Power Delivery	$1,262	$—		$1,262
Competitive Energy	1,087	(202	)(b)	885
Other	10	—		10

Total Operating Revenue	2,359	(202)		2,157

Operating Expenses
Fuel and purchased energy	1,654	(132	)(b)	1,522
Other services cost of sales	137	(1	)(b)	136
Other operation and maintenance	244	(23	)(b)	221
Depreciation and amortization	100	(11	)(b)	89
Other taxes	93	(1	)(b)	92
Deferred electric service costs	(19)	—		(19)

Total Operating Expenses	2,209	(168)		2,041

Operating Income	150	(34)		116

Other Income (Expenses)
Interest expense	(88)	19	(c)	(69)
Loss from equity investments	(1)	—		(1)
Other income	6	—		6

Total Other Expenses	(83)	19		(64)

Income Before Income Tax Expense	67	(15)		52

Income Tax Expense	31	(6	)(d)	25

Net Income	$36	$(9)		$27

Basic and Diluted Share Information
Weighted average shares outstanding (in millions)	222			222
Earnings per share of common stock	$0.16			$0.12

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2009

	December 31, 2009	Pro Forma Adjustment		Pro Forma, as Adjusted
	(millions of dollars except per share data)
For the year ended

Operating Revenue
Power Delivery	$4,980	$—		$4,980
Competitive Energy	4,237	(563	)(b)	3,674
Other	42	—		42

Total Operating Revenue	9,259	(563)		8,696

Operating Expenses
Fuel and purchased energy	6,646	(295	)(b)	6,351
Other services cost of sales	403	(2	)(b)	401
Other operation and maintenance	949	(112	)(b)	837
Depreciation and amortization	391	(41	)(b)	350
Other taxes	372	(3	)(b)	369
Deferred electric service costs	(161)	—		(161)
Impairment losses	4	—		4
Effect of settlement of Mirant bankruptcy claims	(40)	—		(40)

Total Operating Expenses	8,564	(453)		8,111

Operating Income	695	(110)		585

Other Income (Expenses)
Interest and dividend income	3	—		3
Interest expense	(370)	75	(c)	(295)
Gain from equity investments	2	—		2
Other income	16	—		16
Other expenses	(1)	—		(1)

Total Other Expenses	(350)	75		(275)

Income Before Income Tax Expense	345	(35)		310

Income Tax Expense	110	(14	)(d)	96

Net Income	$235	$(21)		$214

Basic and Diluted Share Information
Weighted average shares outstanding (in millions)	221			221
Earnings per share of common stock	$1.06			$0.97

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

	December 31, 2008	Pro Forma Adjustments		Pro Forma, as Adjusted
	(millions of dollars except per share data)
For the year ended

Operating Revenue
Power Delivery	$5,487	$—		$5,487
Competitive Energy	5,279	(931	)(b)	4,348
Other	(66)	—		(66)

Total Operating Revenue	10,700	(931)		9,769

Operating Expenses
Fuel and purchased energy	7,571	(595	)(b)	6,976
Other services cost of sales	718	—		718
Other operation and maintenance	917	(120	)(b)	797
Depreciation and amortization	377	(36	)(b)	341
Other taxes	359	(3	)(b)	356
Deferred electric service costs	(9)	—		(9)
Impairment losses	2	—		2
Gain on sale of assets	(3)	—		(3)

Total Operating Expenses	9,932	(754)		9,178

Operating Income	768	(177)		591

Other Income (Expenses)
Interest and dividend income	19	—		19
Interest expense	(330)	77	(c)	(253)
Loss from equity investments	(5)	—		(5)
Other income	19	—		19
Other expenses	(3)	—		(3)

Total Other Expenses	(300)	77		(223)

Income Before Income Tax Expense	468	(100)		368

Income Tax Expense	168	(40	)(d)	128

Net Income	$300	$(60)		$240

Basic and Diluted Share Information
Weighted average shares outstanding (in millions)	204			204
Earnings per share of common stock	$1.47			$1.18

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

	December 31, 2007	Pro Forma Adjustments		Pro Forma, as Adjusted
	(millions of dollars except per share data)
For the year ended

Operating Revenue
Power Delivery	$5,244	$—		$5,244
Competitive Energy	4,054	(798	)(b)	3,256
Other	68	—		68

Total Operating Revenue	9,366	(798)		8.568

Operating Expenses
Fuel and purchased energy	6,336	(496	)(b)	5,840
Other services cost of sales	607	—		607
Other operation and maintenance	858	(113	)(b)	745
Depreciation and amortization	366	(36	)(b)	330
Other taxes	357	(3	)(b)	354
Deferred electric service costs	68	—		68
Impairment losses	2	—		2
Gain on sale of assets	(1)	—		(1)
Effect of settlement of Mirant bankruptcy claims	(33)	—		(33)

Total Operating Expenses	8,560	(648)		7,912

Operating Income	806	(150)		656

Other Income (Expenses)
Interest and dividend income	20	—		20
Interest expense	(340)	77	(c)	(263)
Gain from equity investments	10	—		10
Other income	28	—		28
Other expenses	(2)	—		(2)

Total Other Expenses	(284)	77		(207)

Income Before Income Tax Expense	522	(73)		449

Income Tax Expense	188	(29	)(d)	159

Net Income	$334	$(44)		$290

Basic and Diluted Share Information
Weighted average shares outstanding (in millions)	194			194
Earnings per share of common stock	$1.72			$1.49

The accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income.

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income

(1) Basis of Presentation

On July 1, 2010, Pepco Holdings, Inc completed the sale of its Conectiv Energy wholesale power generation business to Calpine Corporation. Under the terms of the Purchase Agreement, dated April 20, 2010, the $1.65 billion sale price was subject to several adjustments, including a $49 million payment for the estimated value of the fuel inventory at the time of the closing and a $60 million reduction in the closing payment attributable to lower capital expenditures incurred by PHI than was anticipated at the time of execution of the Purchase Agreement for the Delta Project during the period from January 1, 2010 through the date of the closing. After giving effect to these and other adjustments, PHI received proceeds in the amount of approximately $1.63 billion (subject to possible post-closing adjustments).

The sale of the wholesale power generation business to Calpine is part of a plan approved by the Board of Directors on April 20, 2010, for the disposition of PHI’s Conectiv Energy segment. The plan also includes the liquidation, within the succeeding twelve months of all of Conectiv Energy’s load service supply contracts, energy hedging portfolio, certain tolling agreements and other assets not included in the Calpine sale. The unaudited pro forma condensed consolidated financial statements do not reflect any adjustments for the liquidation of the business operations not included in the sale to Calpine.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010, solely illustrates the estimated effect of the sale of the Conectiv Energy wholesale power generation business to Calpine, and the use of the proceeds to pay transaction costs and related income taxes and to retire outstanding debt, as if the transaction had occurred on March 31, 2010. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2010, and for the years ended December 31, 2009, 2008 and 2007 illustrate the estimated effects of the sale of the wholesale power generation business to Calpine and the use of the proceeds as if the transaction had occurred at the beginning of the earliest period presented. The pro forma adjustments and assumptions are described in Note 2 below.

(2) Pro Forma Adjustments and Assumptions

a)	Reflects the elimination of assets purchased and liabilities assumed by Calpine in connection with the closing of the sale of PHI’s Conectiv Energy wholesale power generation business to Calpine, the retirement of outstanding short-term and long-term debt from the use of after-tax proceeds from the sale, and the related change in Shareholders’ Equity associated with the sale and the retirement of the debt. The change in Shareholders’ Equity is detailed as follows:

Purchase price	$1,650
Fuel inventory adjustment	49
Capital expenditure adjustment	(60)
Working capital and other adjustments	(4)

Adjusted purchase price	1,635
Less: Estimated net book value of assets on date of closing	(1,704)
Transaction expenses	(26)
Other closing obligations	(24)

Estimated pre-tax loss from sale	(119)
Income tax benefit (1)	34

Estimated loss from sale, after tax	(85)
Estimated debt extinguishment costs, after tax	(71)

Change in Shareholders’ Equity	$(156)

(1)	The income tax benefit is presented net of write offs of certain deferred tax assets that are no longer considered recoverable as a result of the Calpine transaction.

The after-tax loss on the sale of the wholesale power generation business to Calpine is currently estimated to be approximately $85 million. The calculation of the actual after-tax loss on the sale will require a final determination of certain closing and post-closing adjustments and accruals for transaction expenses and certain sale-related obligations of PHI. Although PHI believes that its current estimates and assumptions are reasonable, the actual after-tax loss on the sale may differ significantly from the estimate of $85 million.

The after-tax debt extinguishment costs are currently estimated to be approximately $71 million, based primarily on the estimated premiums in the aggregate amount of $114 million that have been paid or will be paid to holders of the long-term debt in connection with the early retirement of that debt. The determination of the actual loss on retirement of the long-term debt will depend on the results of the tender offer for the 6.125% Senior Notes due 2017 and 7.45% Senior Notes due 2032 referred to below. Although PHI believes that its current estimates and assumptions are reasonable, the actual after-tax debt extinguishment costs may differ from the estimate of $71 million if less than an aggregate of $200 million of the 6.125% Senior Notes due 2017 and 7.45% Senior Notes due 2032 are purchased in the tender offer.

PHI is using the net after-tax proceeds from the sale of its Conectiv Energy wholesale power generation business to reduce its short-term and long-term debt. The pro forma adjustments take into account the following:

•

The repurchase on July 2, 2010, of $640 million in principal amount of 6.45% Senior Notes, at an aggregate purchase price of $713 million, plus accrued interest, pursuant to a cash tender offer commenced on June 21, 2010.

•	The assumed redemption on July 8, 2010, of the $110 million balance of the outstanding 6.45% Senior Notes at an aggregate redemption price of $122 million, plus accrued interest.

•

The assumed repurchase of $200 million aggregate principal amount of 6.125% Senior Notes due 2017 and 7.45% Senior Notes due 2032, at an aggregate redemption price of $229 million, plus accrued interest, pursuant to a cash tender offer commenced on June 21, 2010, to repurchase up to $200 million of such notes.

•	The repayment on July 1, 2010, of an outstanding short-term debt balance in the amount of $450 million, plus accrued interest, under a Credit Agreement entered into on April 20, 2010.

•

Short-term debt borrowings in the amount of $72 million to contribute toward the funding of expected income tax payments related to the sale and premium payments incurred in connection with the long-term debt retirements as described above.

b)	Reflects the elimination of the results of operations for the Conectiv Energy wholesale power generation business. Revenues include delivered energy, capacity revenues and other ancillary revenues related to the operation of the power plants. These pro forma adjustments do not include the wholesale and load businesses, generation tolling, generation hedges, value enhancement activities, capacity hedges, certain physical power and fuel activities and operating expenses not specific to the wholesale power generation business.

c)	Reflects reduction in interest expense related to the repayment of short-term debt and long-term debt as described in (a) above.

d)	A combined federal and state income tax rate of approximately 40% has been assumed for the purposes of these unaudited pro forma condensed consolidated financial statements.